                                Advanta Corp.



                                   DIVIDEND
                                 REINVESTMENT
                                       &
                                     STOCK
                                   PURCHASE
                                     PLAN





                               Authorization and
                                Enrollment Form

To participate in the Advanta Corporation Dividend Reinvestment & Stock Purchase Plan please complete and sign the attached authorization and enrollment form, mark your investment option and return it in the enclosed envelope to the Plan Administrator as indicated below:

                            If using ordinary mail:
                               Mellon Bank, N.A.
                        Shareholder Investment Service
                                 P.O. Box 750
                             Pittsburgh, PA 15230

                          If using a courier service:
                               Mellon Bank, N.A.
                        Shareholder Investment Service
                                Commerce Court
                         4 Station Square, Third Floor
                             Pittsburgh, PA 15219

This form authorizes the enrollment of your account in the Plan. You may also make cash investments from $50 to $3,000 per month to purchase additional shares of Class B Stock. You may change or revoke your enrollment in the Plan at any time by notifying Mellon Bank in writing.

                              THIS IS NOT A PROXY


                               FOR YOUR RECORDS:
CLASS A:
     Full  / /
  Partial  / / ____________  # of shares

CLASS B:
     Full  / /
  Partial  / / ____________  # of shares

SAFEKEEPING:   ____________  # of shares

INITIAL PURCHASE: $  ___________________

  SENT:  _______________________________
                  (Date)

                     AUTHORIZATION FORM FOR ADVANTA CORP.
                 DIVIDEND REINVESTMENT & STOCK PURCHASE PLAN

In order to participate in the Advanta Corp. ("Advanta") Dividend Reinvestment & Stock Purchase Plan (the "Plan") you must complete the appropriate sections of this form and return it in the enclosed envelope to the Plan's Administrator at the address shown to the left. The form appoints Mellon Bank, N.A. (the "Administrator"), as agent to invest, as indicated thereon, the cash dividends paid on shares of Advanta's Class A Common Stock ("Class A Stock") and/or Class B Common Stock ("Class B Stock") registered in your name for the purchase of whole or fractional shares of Class B Stock under the terms and conditions set forth in the Prospectus which accompanied this form. The Prospectus contains a glossary setting forth the definitions of certain capitalized terms used in this form. By completing and signing this form, you certify that you have received the Prospectus and are a registered owner of at least 25 shares of each class of stock which you designate to participate in the Plan.

Please complete the appropriate sections below. If you wish to enroll both Class A and Class B Stock owned by you in the Plan for reinvestment of cash dividends thereon, you must complete both the Class A Stock section (either
Box 1 or Box 2) and the Class B Stock section (either Box 3 or Box 4). If you return a signed form without selecting an investment option, you will be enrolled as having selected Full Dividend Reinvestment. If you wish to transmit certificates for shares of Class B Stock to be held by the Administrator either as Participating Shares or for Safekeeping only please complete either Box 5 or Box 6. This service is optional; you are not required to transmit certificates to participate in the Plan.

Check all boxes that are appropriate to your choice and complete all related blanks.

TO ENROLL CLASS A STOCK:

              (Note: Dividends on shares of Class A Stock enrolled in the Plan will be reinvested in Class B Stock)

   Box 1 / /  FULL DIVIDEND REINVESTMENT - Please apply dividends on all shares of CLASS A STOCK now or hereafter registered in my name and all shares of Class B Stock credited to my Plan account to the purchase of Class B Stock*.

   Box 2 / /  PARTIAL DIVIDEND REINVESTMENT - Please apply dividends on
              ________ shares of CLASS A STOCK (must be a whole number) registered in my name and all shares of Class B Stock credited to my Plan account to the purchase of Class B Stock*.

           * Selection of this option will not provide for reinvestment of dividends on shares of Class B Stock owned by you directly, but it will cover shares of Class B Stock you acquire through the Plan and leave on deposit with the Administrator.

TO ENROLL CLASS B STOCK:

   Box 3 / /  FULL DIVIDEND REINVESTMENT - Please apply dividends on all shares of CLASS B STOCK now or hereafter registered in my name and all shares of Class B Stock credited to my Plan account to the purchase of Class B Stock.

   Box 4 / /  PARTIAL DIVIDEND REINVESTMENT - Please apply dividends on
              ________ shares of CLASS B STOCK (must be a whole number) registered in my name and all shares of Class B Stock credited to my Plan account to the purchase of additional shares of Class B Stock.

TO TRANSMIT CERTIFICATES FOR
ENROLLED PARTICIPATING SHARES ONLY:

              NOTE: CERTIFICATES FOR CLASS A STOCK WILL NOT BE HELD BY THE ADMINISTRATOR.

   Box 5 / /  TO TRANSMIT CERTIFICATES FOR PARTICIPATING SHARES OF CLASS B
              STOCK TO BE HELD FOR YOUR ACCOUNT - Please deposit the enclosed certificate no. ______________ representing ________ shares of Class B Stock in my Plan account. (Do not endorse your share certificates.) NOTE: These shares will be Participating Shares in the Plan and cash dividends thereon will be reinvested in additional shares of Class B Stock. If you have elected the Partial Dividend Reinvestment option and the certificate is for a larger number of shares than the number you have specified next to Box 4, please communicate directly with the Administrator for further instructions.

              If you wish to deposit certificates for shares of Class B Stock with the Administrator to be held in safekeeping only, but without having the cash dividends on such shares reinvested in additional Class B Stock, do not check Box 5. Rather check Box 6.

TO TRANSMIT NON-ENROLLED CLASS B
STOCK CERTIFICATES FOR SAFEKEEPING:

              NOTE: CERTIFICATES FOR CLASS A STOCK WILL NOT BE HELD BY THE ADMINISTRATOR.

   Box 6 / /  Please hold the enclosed certificate no. ______________
              representing ________ shares of Class B Stock for my account for safekeeping. (Do not endorse your share certificates.) DIVIDENDS ON SAFEKEEPING SHARES WILL NOT BE REINVESTED. If you wish your shares to participate in the Plan (with the dividends thereon reinvested) and you also wish the Administrator to hold your certificates, use Box 5 and do not use this Box.
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CASH INVESTMENTS:

   Box 7 / /  Please authorize my account to participate in the Cash Investment feature. Investments will be at my option by investing cash from time to time for the purchase of Class B Stock. Unless Full Dividend Reinvestment has been selected for any Class B Stock by checking Box 3, dividends on shares purchased with cash investments will not be automatically reinvested. I am aware that Cash Investments must not be less than $50 or more than $3,000 per calendar month. I will instruct the Administrator as to how to transmit certificates for shares purchased with Cash Investments. (Do not send funds for Cash Investments until you have been advised that your account has been authorized for Cash Investments.)

INITIAL PURCHASE:

   Box 8 / /  I wish to make my initial purchase of Class B Stock through the
              Plan. My check made payable to Mellon Bank, N.A. in the amount of $_______________ is enclosed (must not be less than $1,500 or more than $3,000).

              I understand that I may modify or revoke this authorization by instructing the Administrator in writing of my desire to change or terminate my participation. No change will be effective until your instructions are received by the Administrator.

ACCOUNT REGISTRATION (Check One)

   / /  Individual Ownership - You alone own the shares.

   / / Joint Tenants with Rights of Survivorship - You and one or more persons equally own shares with right of survivorship.

   / /  Custodian under Uniform Gifts to Minors Act

   The Administrator will act upon the written request of any owner in all matters pertaining to a joint account except for the sale or transfer of shares, which requires the signature of all owners.

   / /  Other (Trust, Corporation, etc.)
        Please specify: _______________________________

     You must sign the Account Authorization on the other side of this Form


                              THIS IS NOT A PROXY

                                ADVANTA CORP.

To participate in Advanta's Dividend Reinvestment & Stock Purchase Plan please complete and sign the reverse side of this form, mark your investment option and return it in the enclosed envelope to the Administrator as indicated below:

                            If using ordinary mail:

                               Mellon Bank, N.A.
                        Shareholder Investment Service
                                 P.O. Box 750
                             Pittsburgh, PA 15230

                          If using a courier service:

                               Mellon Bank, N.A.
                        Shareholder Investment Service
                                Commerce Court
                         4 Station Square, Third Floor
                             Pittsburgh, PA 15219

Account Authorization (Required)

This form authorizes the enrollment of your account in the Plan. You may also make cash investments from $50 to $3,000 per month to purchase additional shares of Class B Stock. You may change or revoke your enrollment in the Plan at any time by notifying Mellon Bank in writing.


Substitute Form W-9

Under penalty of perjury, I hereby certify that the Social Security Number or Tax Identification Number (TIN) indicated below is true and correct and that I am not subject to backup withholding per the Internal Revenue Code. (Delete "not" if you are subject to back up withholding)

Shareholder Signature: _______________________________________________

Shareholder Signature: _______________________________________________

Date:                  _______________________________________________

Sign name(s) exactly as shown on stock certificate or as your account is registered. In case of joint owners, each owner must sign. If authorization is signed as attorney-in-fact, officer, administrator, executor, trustee or guardian, indicate title as such.

Please complete the following section with the name and address to which Plan account statements should be sent:

____________________________________________________________
Name

____________________________________________________________
Address

____________________________________________________________
City

____________________________________________________________
State                               Zip Code

____________________________________________________________
Social Security Number/TIN

____________________________________________________________
Telephone Number

                              THIS IS NOT A PROXY

                                Advanta Corp.



                                   DIVIDEND
                                 REINVESTMENT
                                       &
                                     STOCK
                                   PURCHASE
                                     PLAN


                                {ADVANTA LOGO]